UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2011

(Date of Report: Date of earliest event reported)

Merilus, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                              0-28475                                         87-0635270

             (State or other jurisdiction               (Commission File Number)                  (IRS Employer ID No.)

     of incorporation)

P.O. Box 58052, Salt Lake City, UT 84158

 (Address of principal executive office)

Registrant's telephone number, including area code: 801-949-1020

44 West Broadway, # 1805, Salt Lake City, Utah 84101

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

         ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Merilus, Inc., a Nevada corporation has changed its independent registered public accounting firm, from Child, Van Wagoner & Bradshaw, PLLC (“CVB”) to Morrill & Associates, LLC, Certified Public Accountants (“Morrill & Associates, LLC”) on October 4, 2011.   CVB was terminated as auditors on October 5, 2011 and notified of this fact on October 5, 2011.  The change in auditors was approved by our board of directors on October 4, 2011, as a result of the desire to engage Child VanWagoner & Bradshaw, PLLC to handle additional tax services.  We do not have an audit committee due to the size of our board of directors.   Morrill & Associates, LLC will commence review of our annual audit for the year ending December 31, 2011 and a review of our quarterly financial information commencing with the quarter ended September 30, 2011.  Morrill & Associates, LLC entered into an engagement letter with Merilus on October 4, 2011.   With CVB’s knowledge in tax and the familiarity of management with them, management wanted to engage CVB office to handle more tax issues and after discussions with CVB, management and the board of directors of Merilus determined it would be better to hire a new audit firm for Merilus.  Accordingly, we notified CVB that we were going to dismiss them effective, October 5, 2011, solely in an effort to permit them to handle ongoing tax related work.

The CVB reports on our consolidated financial statements as of and for the years ended December 31, 2010 and 2009 each included an explanatory paragraph indicating that we had experienced losses and had not produced profits from planned operations that raised substantial doubt about our ability to continue as a going concern. The CVB reports on our consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the term of the CVB engagement and through October 5, 2011 and the date of this 8-K (the “Reporting Period”), there had been no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused CVB to make reference to the subject matter in connection with their audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009. In addition, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-B.

During the last two completed fiscal years and the interim periods (through October 5, 2011), neither the Company nor anyone on its behalf has consulted Morrill & Associates, LLC regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with CVB, as there were none.

We provided CVB with a copy of this disclosure on October 18, 2011, requesting CVB to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by CVB in response to that request, dated October 18, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Exhibits

(d) Exhibits.

   16.1          Letter from Child, Van Wagoner & Bradshaw, PLLC regarding change in certifying accountant, dated October 18, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Merilus, Inc.

By: /s/Alex Demitriev

Date: October 18, 2011

      Alex Demitriev, CEO